UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (Date  of  earliest  event  reported):  NOVEMBER  4,  2004


                            ORBIT INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)



             DELAWARE                        0-3936              11-1826363
     (State  or  other  jurisdiction     (Commission          (IRS  Employer
          of  incorporation)             File  Number)     Identification  No.)

                   80  CABOT  COURT
                HAUPPAUGE,  NEW  YORK                          11788
     (Address  of  principal  executive  offices)            (Zip  Code)

Registrant's  telephone  number,  including  area  code:  631-435-8300


                               NOT APPLICABLE
                               --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written  communications  pursuant  to Rule 425 under the Securities Act
(17  CFR  230-425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17  CFR  240.14a-12)

[  ]     Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
Exchange  Act  (17CFR  240.14d-2(b))

[  ]     Pre-commencement  communications  pursuant  to  Rule 13e-4(c) under the
Exchange  Act  (17CFR  240.13e-4(c))

ITEM  2.02.  RESULTS  OF  OPERATIONS  AND  FINANCIAL  CONDITION.

     On November 4, 2004, Orbit International Corp. ("Orbit") issued a press release announcing its operating results for its third-quarter and nine-months ended September 30, 2004. The press release contains a non-GAAP disclosure that management feels provides useful information in understanding the impact of certain non-cash items to Orbit's financial statements. Orbit's press release is hereby furnished as follows:



CONTACT                                          FOR  IMMEDIATE  RELEASE
-------                                          -----------------------
Mitchell  Binder
631-435-8300


                        ORBIT INTERNATIONAL CORP. REPORTS
                              THIRD QUARTER RESULTS

           Earnings for Quarter Up 36%; Backlog Up 39% Over Prior Year

 Company Expects to Complete Year at Higher End of Guidance for Earnings and EPS


Hauppauge, New York, November 4, 2004-Orbit International Corp. (NASDAQ:ORBT), a supplier of military and defense electronics, today announced results for the third quarter and nine months ended September 30, 2004.

Operating  results
------------------
For the three months ended September 30, 2004, net sales increased by 4% to $4,536,000 from $4,347,000 for the same period last year. Net income for the quarter increased by 36% to $604,000 or $.20 per diluted share, from $444,000 or $.15 per diluted share for the same period last year. During both the current and prior year three-month period, the Company recorded a non-cash income tax benefit of $100,000 related to an increase in the Company's deferred tax asset. In addition, in the prior year three-month period, the Company recorded a non-cash charge of approximately $88,000, principally due to the issuance of warrants to its investment banker, EarlyBirdCapital. Exclusive of these non-cash items, net income for the current quarter increased to $504,000 ($.16 per diluted share) compared to $432,000 ($.14 per diluted share) for the prior year period.

For the nine months ended September 30, 2004, net sales increased 3% to $13,398,000 compared to $13,061,000 for the same period last year. Net income for the nine months ended September 30, 2004 increased by 16% to $1,517,000, or $.49 per diluted share, compared to $1,307,000 or $.45 per diluted share for the prior year period. During the current and prior year nine-month period, the Company recorded a non-cash income tax benefit of $100,000 related to an increase in the Company's deferred tax asset and a non-cash charge of $94,000 and $88,000, respectively, due to the issuance of the aforementioned warrants. Exclusive of the non-cash items, net income for the nine months ended September 30, 2004 increased to $1,511,000 ($.49 per diluted share) compared to $1,295,000 ($.44 per diluted share) for the prior year period.

The Company also reported a strong balance sheet. At September 30, 2004, total current assets were $12.9 million versus total current liabilities of $2.4 million-a 5.4 to 1 current ratio.

The Company also announced its backlog at September 30, 2004 was up 39% to approximately $12.6 million compared to $9.0 million a year ago principally due to the timing of the receipt of several large contracts. Furthermore, the current year backlog does not include $2,000,000 of anticipated orders, previously announced, from a customer for which the Company has been authorized to procure material.

Dennis Sunshine, President and Chief Executive Officer commented, "We are pleased with our operating results for the third quarter and nine months ended September 30, 2004. Our business remains quite strong and with our continued cost containment, we once again realized good incremental profitability from our increase in revenues. In addition, we added $100,000 to our deferred tax asset due to our increased confidence that our net operating loss carryforward will be utilized by increased future profitability."

Sunshine continued, "Both of our operating segments are continuing to pursue a significant amount of new business opportunities, as well as repeat orders on existing business. We are confident that revenue growth will continue for the remainder of 2004 and into 2005. We are continuing to explore acquisition opportunities  that  are accretive and compatible with our existing operations."

Sunshine concluded, "Due to our strong operating results for the third quarter, we are confident that we will complete the year at the higher end of our 2004 guidance for earnings and earnings per share."

Investors  Conference  Call
---------------------------

The Company will hold a conference call for investors today, November 4, 2004, at 11:00 a.m. (EST). U.S. based investors should phone: 1-888-896-0863 and use the conference code: 5289298. Overseas investors should phone: 1-973-582-2703 and use the 5289298 conference code. Investors are requested to dial in 5 to 10 minutes before the 11:00 a.m. (EST) starting time.

For those who cannot listen live, a replay will be available starting 1:00 p.m.(EST) today and until November 6, 2004 at 6:00 p.m. (EST). For the replay, U.S. based investors should phone 1-877-519-4471 and use the conference code:
5289298. Overseas investors should phone: 1-973-341-3080 and use the 5289298 conference code.

Orbit International Corp., based in Hauppauge, New York, is involved in the manufacture of customized electronic components and subsystems for military and nonmilitary government applications. Its Behlman Electronics, Inc. subsidiary manufactures and sells high quality commercial power units, AC power sources, frequency converters, inverters, uninterruptible power supplies and associated analytical equipment. The Behlman custom division designs, manufactures and sells power units and electronic products for military and high-end industrial usage. For a more detailed discussion of the risks inherent in the Company's business, the reader is referred to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

This  press  release  contains forward-looking statements, within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding $2,000,000 of anticipated orders, the Company's confidence that its net operating loss carryover will be utilized by increased future profitability, continued revenue growth for the remainder of 2004 and into 2005, and the Company will complete the year at the higher end of its 2004 guidance for earnings and earnings per share. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual future results of the Company to be materially different from such forward looking statements. Factors that might result in such differences include, without limitation, current economic conditions and military conflicts, variable market conditions and changing needs of the defense sector and the Company's customers. The forward-looking statements contained in this press release speak only as of the date hereof. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

























                            ORBIT INTERNATIONAL CORP
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (unaudited)

                               Three Months Ended          Nine Months Ended
                                 September 30               September 30
                                2004         2003          2004        2003
                                ----         ----          ----        ----

Net  sales                   $  4,536    $  4,347      $  13,398     $13,061

Cost  of  sales                 2,605       2,516          7,561       7,426
                                -----       -----          -----       -----
Gross  profit                   1,931       1,831          5,837       5,635

Selling,  general  and
  administrative  expenses      1,453       1,509          4,495       4,505

Interest  expense                   1           1              2           9

Investment  and  other  income    (27)        (23)           (77)        (86)
                                 -----       -----         ------        ----

Net  income  before  taxes        504         344          1,417       1,207

Income  tax  (benefit)           (100)       (100)          (100)       (100)
                                 -----       -----         ------      ------
Net  income                       604         444          1,517       1,307



Basic  earnings per share        $ 0.22     $ 0.16        $  0.55      $ 0.48

Diluted  earnings  per  share    $ 0.20     $ 0.15        $  0.49      $ 0.45


Weighted  shares  outstanding:

     Basic                        2,771      2,745          2,770      2,703

     Diluted                      3,061      3,041          3,091      2,934





                            ORBIT INTERNATIONAL CORP
                         CONSOLIDATED BALANCE SHEET DATA

                                                 9/30/2004             12/31/03
                                                 ---------             --------
                                                (unaudited)
                                                -----------
ASSETS
Current  assets
     Cash  and  cash  equivalents                $1,043,000          $  797,000
     Investments  in  marketable  securities        163,000              55,000
     Accounts  receivable,  less  allowance
       for doubtful accounts                      2,536,000           2,615,000
     Inventories                                  8,383,000           7,077,000
     Other  current  assets                         215,000             158,000
     Deferred tax asset                             514,000             390,000
                                                 -----------        -----------

          Total current assets                   12,854,000          11,092,000

Property  and  equipment,  net                      159,000             164,000
Goodwill                                            868,000             868,000
Other  assets                                     1,014,000             869,000
Deferred tax asset                                  200,000             200,000
                                                  ---------         -----------

          Total  assets                          15,095,000          13,193,000

LIABILITIES  AND  STOCKHOLDERS'  EQUITY
Current  liabilities
     Current  portion  of  long  term
       obligations                                  43,000              149,000
     Accounts  payable                           1,303,000              759,000
     Accrued  expenses                             941,000            1,094,000
     Deferred  income                               85,000               85,000
                                                 ---------          -----------

          Total  current  liabilities            2,372,000            2,087,000

Deferred  income                                   620,000              684,000
Long-term obligations                               23,000               30,000
                                                 ---------           ----------

          Total  liabilities                     3,015,000            2,801,000

Stockholders'  Equity
     Common  stock                                 279,000              403,000
     Additional  paid-in  capital               15,092,000           24,583,000
     Unearned  compensation                        (64,000)                -
     Treasury  stock,  at  cost                      -               (9,850,000)
     Accumulated  deficit                       (3,227,000)          (4,744,000)
                                                -----------          -----------


          Stockholders' equity                  12,080,000           10,392,000

          Total  liabilities  and
            stockholders'  equity               15,095,000           13,193,000








                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:     November  5,  2004


                                Orbit  International  Corp.


                                By:  /s/  Dennis  Sunshine
                                     ---------------------
                                Dennis  Sunshine
                                Chief  Executive  Officer  and  President